Exhibit 10.1

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This SECOND AMENDMENT to the Employment Agreement dated as of June 12, 2000 between Tommy Hilfiger U.S.A., Inc. (the “Company”) and Joel H. Newman (“Executive”) (the “Original Agreement”), as amended by the First Amendment dated as of May 7, 2003 (the “First Amendment”) (the Original Agreement as amended by the First Amendment is referred to as the “Employment Agreement”) is dated as of December 11, 2003.

WHEREAS, the Company and Executive have agreed to modify the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, the parties hereto agree as follows:

1. Section 1 of the Employment Agreement is hereby amended to read in its entirety as follows:

Term. The employment of Executive under this Agreement shall commence on June 12, 2000 and shall continue through March 31, 2005 (the “Term”), subject to the terms and provisions of this Agreement. Executive shall have the right to terminate his employment voluntarily before the end of the Term, on at least 60 days’ advance notice to the Company, provided that the date of termination is after November 30, 2004 (an “Elective Termination”).

2. Section 3(a) of the Employment Agreement is hereby amended by inserting the following additional sentence immediately before the last sentence thereof: “The Base Salary for the period April 1, 2004 through March 31, 2005 shall be $950,000.”

3. Section 3(b)(ii) of the Employment Agreement is hereby amended by adding the following at the end thereof: “Executive shall be entitled to a minimum bonus of $634,000 for the fiscal year ending March 31, 2005. However, if the Company achieves or exceeds the Company’s Annual Financial Budget as approved by the Board of Directors for such year, Executive shall be entitled to a minimum bonus of 100% of the Base Salary in effect on such date.”

4. Sections 5(b)(i) and (ii) of the Employment Agreement are hereby deleted and replaced with the following provisions:

(i) Other Terminations. This Section 5(b)(i) shall apply if (x) Executive’s employment under this Agreement terminates at the end of the Term, (y) Executive’s employment under this Agreement is terminated before the end of the Term by the Company other than under Section 4(a)(i) or 4(b), or by Executive for Good Reason (a “Qualifying Termination”), or (z) there is an Elective Termination. In such event, except as provided below in Sections 5(b)(ii) and subject to Section 5(b)(vi), the sole obligations of the Company to Executive shall be: (A) to make the payments described in clauses (i) and (ii) of Section 5(a); (B) to pay Executive the Bonus Amounts (as defined below); and (C) to continue to pay Executive’s Base Salary at the annual rate in effect immediately before the termination (disregarding any decrease in the Base Salary in breach of this Agreement), in substantially equal semi-monthly installments, for the Severance Period (as defined below); provided, that the amount payable under this clause (C) shall be subject to offset by any compensation Executive receives from other employment or self-employment (the “Offset”) and shall be reduced by any amounts Executive receives from any Company sponsored long-term disability coverage.

(ii) Certain Terminations. In the event of a Qualifying Termination that occurs during 2003, subject to Section 5(b)(vi), in addition to the compensation and benefits required by Section 5(b)(i), Executive shall receive a full year of credited service for the calendar year 2003 for purposes of the Company’s Supplemental Executive Retirement Plan or any successor thereto (the “SERP”). In addition, in the event of a Qualifying Termination or Elective Termination that occurs during 2004, subject to Section 5(b)(vi), in addition to the compensation and benefits required by Section 5(b)(i), for purposes of the SERP, Executive shall be treated as having remained employed hereunder, with the compensation provided for above, through December 31, 2004. Finally, in the event of a Qualifying Termination that occurs within two years after a Change of Control (as defined below), the Offset shall not apply.

5. Section 5(b)(v) of the Employment Agreement is hereby deleted and replaced with the following provision:

(v) “Severance Period” shall mean (A) in the case of a Qualifying Termination before March 31, 2004, the period from the date of termination through March 31, 2005, (B) in the case of a Qualifying Termination on or after March 31, 2004, the period from the date of termination through March 31, 2006, and (C) otherwise, the one year period beginning on the date of termination.

6. The references in Section 3 of the First Amendment to clause (D) of the second sentence of Section 5(b)(i) are hereby deleted.

7. The Employment Agreement is in all other respects ratified and confirmed without amendment.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written above.

TOMMY HILFIGER U.S.A., INC.

By: /s/ David F. Dyer

      David F. Dyer

      Chief Executive Officer

/s/ Joel H. Newman

Joel H. Newman